Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-189063 on Form S-4 of our report relating to the consolidated financial statements of Sealy Corporation dated February 4, 2013 (April 1, 2013 as to Note 29) appearing in the Current Report on Form 8-K of Sealy Corporation dated April 1, 2013. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

July 12, 2013